Exhibit 4(b)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (file No. 333-65904) and Forms F-3/A (file No, 333-114504 and file No. 333-130632) of ViryaNet Ltd. pertaining of our report dated April 13, 2006, with respect to the 2005 financial statements of ViryaNet (Pty) Ltd (a wholly-owned subsidiary of ViryaNet Ltd.), to be included in the Annual Report (Form 20-F) of ViryaNet Ltd. for the year ended December 31, 2005.

Melbourne, Australia	NEXIA ASR
June 29, 2006	ABN 16 847 721 257